                                                                    EXHIBIT 10.2
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

         THIS AGREEMENT is made and entered into effective as of the 1st day of March, 2000, by and between Blackbaud, Inc., a South Carolina corporation (the "Company") and Robert Sywolski ("Executive").

                                    RECITALS

         WHEREAS, Executive desires to accept employment as the President and Chief Executive Officer of the Company; and

         WHEREAS, the Board of Directors ("Board") of the Company has determined what a reasonable compensation will be for Executive, and has offered Executive employment for such compensation and other benefits set forth herein, and Executive is willing to accept employment on such terms.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, IT IS HEREBY AGREED AS FOLLOWS:

                                    AGREEMENT

         1. Employment. Subject to and upon the terms and conditions herein provided, the Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company for the term of this Agreement, which term shall begin as of the Agreement Date and shall continue until March 31, 2004 (the "Term") unless earlier terminated as provided herein.

         2.       Executive Responsibilities. During the Term (as defined in
Section 4), Executive shall serve as President and Chief Executive Officer of the Company, and shall have the power and authority to conduct the business of the Company commensurate with the office of Chief Executive Officer. In the performance of his responsibilities, Executive shall be subject to all of the Company's policies, rules and regulations applicable to Company employees of comparable status. Executive shall perform duties consistent with Executive's knowledge, experience and position with the Company. In performing such duties, Executive shall be subject to and shall abide by all policies and procedures developed by the Company for senior executives of the Company.

         During the Term, Executive shall devote his entire business time, energies, skills and attention to the affairs and activities of the Company and the discharge of his duties and responsibilities; provided, however, Executive shall have a reasonable amount of time after execution of this Agreement to complete his duties with his previous employer and shall be allowed to continue to serve on the Board of Directors of no more than three (3) outside for profit companies and such additional boards of directors as may be approved in advance by the Chairman of the Board of Directors; provided further, however, that Executive's ability to devote the required time, energies, skills and attention to perform his duties hereunder is not impaired. It is contemplated that Executive shall perform charitable and industry related work, and may serve on the board of directors of such organizations. For such time that Executive is the President and Chief Executive Officer of the Company, he shall be elected as a director of the Company.

         3.       Compensation.

                  3.1 Base Salary. In consideration for the services provided hereunder, the Company shall pay to Executive an annual base salary of $500,000 (the "Base Salary"). The Base Salary shall be payable in conformity with the Company's customary payroll practices. Such Base Salary shall be subject to periodic review and adjustment in the sole discretion of the Company's Board.

                  3.2      Bonus.

                  (a) During the Term of this Agreement, Executive shall be eligible to receive a bonus ("Bonus Compensation"). The aggregate amount of Bonus Compensation payable under the Agreement shall be based upon the achievement by the Company of performance milestones set forth below. Executive shall be eligible to receive a maximum annual bonus of $300,000 in any given calendar year during the Term of this Agreement.

                  (b) The Bonus Compensation shall be determined by reference to the following table:

     Performance Milestones                             Bonus Compensation
     ----------------------                             ------------------
1.  80% or less of planned EBITDA       1.             $ 0

2.  80% to 100% of planned EBITDA       2.  [% of planned EBITDA attained less 80%]

                                                        20

                                                  multiplied by

                                    [$300,000 less the Minimum Bonus Amount for the year]

3. >100% of planned EBITDA              3.        $300,000

                  (c) Notwithstanding anything to the contrary herein, Executive shall receive a bonus of not less than $200,000 for the calendar year ending December 31, 2000 and not less than $100,000 for calendar years ending December 31, 2001, 2002 and 2003 ("Minimum Bonus Amount"). For each year of this Agreement, Executive shall receive the Minimum Bonus Amount plus the amount determined under Performance Milestone 2 above; provided, however, the maximum bonus payable to Executive under this Section 3.2 for any single year shall be $300,000. The Bonus Compensation shall be paid to Executive within thirty (30) days of the delivery to the Company of its annual audited financial statements. The Board of Directors may consider, on a case by case basis, bonus amounts in excess of the Bonus Compensation earned by Executive under the amounts and formula set forth in this Section 3.2.

                  (d) For the period of January 1, 2004 to March 31, 2004, Executive shall receive Bonus Compensation of not less than $25,000 payable within thirty (30) days of the end of the Term.

                  3.3 Additional Compensation. In addition to Base Salary and any Bonus Compensation, Executive shall be eligible for the following additional compensation.

                  a. Executive, at the Company's expense, shall be eligible to participate in all employee benefit plans and fringe benefits as may be provided by the Company from time to time on the same basis as other senior executives of the Company are eligible, subject to and to the extent that Executive is eligible under such benefit plans in accordance with their respective terms.

                  b. Executive shall be entitled to reasonable periods of paid vacation, personal and sick leave during the Term in accordance with the Company's policies regarding vacation and leaves for senior executives of the Company.

                  c. The Company shall pay or reimburse Executive for all of his out of pocket expenses reasonably incurred in the performance of his duties hereunder on behalf of the Company, including, but not limited to, overnight delivery charges, long distance telephone and facsimile charges and travel expenses (including airfare, hotels, car rental expenses and meals), all in accordance with the Company's expense reimbursement policy. Payment shall be due after the Company's receipt of Executive's invoice or expense report therefor and in accordance with the Company's expense reimbursement policies. In addition, the Company shall reimburse Executive in an amount up to $5,000.00 annually for professional fees incurred by Executive for income tax and estate planning, and up to $10,000 for Executive's out-of-pocket legal expenses incurred in connection with the negotiation of this Agreement.

                  d. During the Term, the Company shall provide the Executive with health and disability insurance, in scope and coverage equivalent to that provided to other senior executives of the Company; provided, however, that the disability insurance coverage shall be for an amount not less than 80% of Executive's Base Salary and such coverage may be provided by the Company supplementing benefits consistent with the Company's existing group disability policy.

                  e. The Company shall reimburse Executive for reasonable costs incurred by Executive in the sale of his property in Gulf Stream, including reimbursement of the real estate commission and reasonable closing costs paid by Executive in connection with the closing of the Gulf Stream property. Executive shall also be reimbursed for his moving expenses and storage, which shall include packing and moving of household items. In addition, the Company will provide Executive with mutually agreeable housing for up to nine (9) months from the date of this Agreement to look for and secure a permanent residence in the Charleston, S.C. area.

                  f. The Company will grant Executive an option (the "Option") to purchase up to seven percent (7%) of the fully-diluted Common Stock of the Company, subject to the vesting schedule, terms, conditions and restrictions set forth in a Stock Option

         Agreement to be entered into by and between the Company and Executive after the date hereof, upon the terms set forth in Exhibit A attached hereto. The shares subject to the Option shall vest immediately: (i) upon an initial public offering of the Company's stock, or (ii) if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise ("Change of Control"). Notwithstanding anything to the contrary in this Agreement, any Company stock plan, or the Option Agreement, in the event Executive is terminated by the Company without Cause, Executive shall have until the termination date of the Option Agreement to exercise such Option for shares vested at the date of such termination.

                  g. The Company will reimburse Executive for the costs of one (1) family membership in the Daniel Island Club.

                  (h) The Company shall provide Executive an allowance for a car consistent with the allowance provided for senior executives of the Company and reimburse Executive the reasonable costs of maintenance and upkeep therefor.

With respect to each of the items of benefit listed in this Section 3 and any vesting or other criteria for eligibility applicable thereto, Executive shall be credited with length of service beginning as of the initial date of his employment by the Company, except as otherwise required by law.

         4. Term. The term of this Agreement shall commence and this Agreement (the "Term") shall be effective as of the date hereof (the "Effective Time") and shall continue for a term of four (4) years, unless sooner terminated as provided herein. Subject to the terms hereof, this Agreement and Executive's employment hereunder may be terminated by either party prior to the expiration of the Term, for any reason and with or without prior notice. In addition, this Agreement shall terminate immediately upon the Executive's death and may be terminated upon a determination that Executive has become permanently disabled, as defined in Section 5.4 hereof.

         5.       Termination.

                  5.1 For Cause By Company. During the Term, the Company may terminate Executive's employment under this Agreement at any time for "Cause." For purposes of this Agreement, "Cause" means:

                  a. Executive's conviction of any crime (whether or not involving the Company) that constitutes a felony in the jurisdiction involved (other than unintentional motor vehicle felonies and excluding routine traffic citations);

                  b. any act of theft, fraud or embezzlement, or any other willful misconduct or willful dishonest behavior by Executive which is materially detrimental to the business or operations of the Company;

                  c. Executive's continuing willful failure or refusal to perform his reasonably assigned duties (consistent with past practice of the Company) under this Agreement in accordance with Section 2 (other than due to his incapacity due to illness or injury), provided that such willful failure or refusal continues uncorrected for a period of thirty (30) days after Executive shall have received written notice stating the nature of such failure or refusal; or

                  d. Executive's violation of any of his material obligations contained in that certain Employee Nondisclosure and Developments Agreement dated as of the date hereof and attached as Exhibit B hereto.

For purposes of this Agreement, no act or omission by Executive shall be willful if reasonably believed by Executive to be in or not contrary to, the best interests of the Company.

                  5.2 Without Cause by Company. During or after the Term, the Company may terminate Executive's employment under this Agreement at any time and for any reason without Cause. If the Company terminates Executive's employment pursuant to the provisions of this Section 5.2 during the Term (without cause), Executive shall, in addition to all accrued but unpaid Base Salary and Bonus Compensation through the date of termination, be paid within 30 days following such termination, receive a lump-sum amount equal to the Base Salary being paid to him immediately prior to such termination for the remainder of the Term (the "Severance Payment"). In the event of any such termination, Executive shall be entitled to the applicable Severance Payment set forth above and no further severance or other compensation benefits.

                  5.3 Without Reason By Executive. During the Term, Executive may voluntarily terminate his employment by giving the Company written notice no less than ninety (90) days in advance of the effective date of such termination. If Executive voluntarily terminates his employment pursuant to the provisions of this Section 5.3, Executive shall not be entitled to receive any compensation or benefits for the period following the date of such termination other than the proceeds of, or payment of any benefits under, any pension plans or other similar plans in effect on the date thereof. In the event of any such termination, Executive shall be entitled to accrued and unpaid salary and vacation through the termination date and no further severance or other compensation benefits.

                  5.4 For Good Reason by Executive. During the Term, Executive may terminate his employment under this Agreement at any time for "Good Reason." For purposes of this Agreement, "Good Reason" means:

                  a. Any materially adverse change or diminution in the office, title, duties, powers, authority or responsibilities of Executive, provided such change or diminution continues uncorrected for a period of thirty
(30) days after the Company shall have received notice stating the nature of such change or diminution;

                  b. The occurrence of a Change in Control, provided that within sixty (60) days after such occurrence or the date Executive is notified thereof, whichever is later, Executive gives the Company written notice of Executive's intention to terminate on an effective date of termination that is no less than ninety (90) days after the date of such notice; provided further, however, that this provision (b) shall not apply if: (i) the Change of Control occurs within twenty-four months of the date hereof; and (ii) the value of Executive's equity-options or stock-in the Company as a result of the Change in Control is less than $10,000,000; or

                  c. A failure of the Company to pay Executive any Base Salary or Bonus Compensation that have become due and payable within 30 days after Executive has given the Company written notice of demand therefor.

Within thirty (30) days after the occurrence of a termination of Good Reason, Executive shall, in addition to all accrued but unpaid Base Salary and Bonus Compensation through the date of such termination, receive the Severance Payment.

                  5.5 Termination for Disability or Death. During the Term, Executive's employment may be terminated by either party in the event Executive suffers a physical or mental disability (as defined below) which in the reasonable opinion of the Company renders him substantially unable to perform his duties under this Agreement. Executive shall be deemed to be permanently disabled in the event that Executive has been unable, for a period of ninety
(90) consecutive days or one hundred eighty (180) nonconsecutive days during any 360-day period, to perform the services contemplated hereby as a result of incapacity caused by a physical or mental illness or injury. If Executive is terminated under this Section 5.4, he shall be entitled to such benefits as are generally available under the Company's disability insurance policies, if any. Except as otherwise provided herein, if Executive dies, his estate shall be entitled to accrued and unpaid salary and vacation and Bonus Compensation prorated through the termination date and no further severance or compensation benefits. Notwithstanding anything to the contrary in this Agreement, the Company's Stock Plan, or the Option Agreement, upon Executive's death or disability as defined herein, one-half (1/2) of the remaining unvested shares subject to the Option shall vest and Executive (or his estate) shall have until the termination date of the Option Agreement to exercise such Option.

         6. Non-Disclosure. In connection with his employment by the Company pursuant to the terms of this Agreement, Executive shall execute, prior to the execution hereof by the Company, the Employee Nondisclosure and Developments Agreement attached hereto as Exhibit B, the terms and conditions of which are incorporated herein by reference.

         7. Possession. Executive agrees that upon termination of this Agreement, or upon request by the Company, Executive shall turn over to the Company all documents, files, office supplies and any other material or work product in his possession or control which were created pursuant to or derived from Executive's services to the Company.

         8.       Noncompetition.

                  8.1 Noncompetition Provisions. Executive recognizes and agrees that the Company has many substantial, legitimate business interests that can be protected only by Executive agreeing not to compete with the Company or its subsidiaries under certain circumstances. These interests include, without limitation, the Company's contacts and relationships with its customers, the Company's reputation and goodwill in the industry, the financial and other support afforded by the Company, and the Company's rights in its confidential information. Executive therefore agrees that during his employment with the Company and for the one (1) year period of time following the termination of such employment, regardless of the manner or cause of such termination, he will not, without the prior written consent of the Company, engage in any of the following activities in the United States (the "Protected Zones"), relating to the Protected Businesses (as defined below):

                  a. engage in, manage, operate, control or supervise, or participate in the management, operation, control or supervision of, any business or entity which provides products or services directly competitive with those being actively developed, manufactured, marketed, sold or otherwise provided by the Company or its subsidiaries as of the date hereof (the "Protected Businesses") in the Protected Zones;

                  b. have any ownership or financial interest, directly or indirectly, in any entity in the Protected Zones engaged in the Protected Businesses, including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly-owned corporation in which Executive owns less than 1% of the outstanding shares of such corporation), officer, directly, executive, principal, agent or consultant;

                  c. solicit, acquire or conduct any Protected Business from or with any customers of the Company or its subsidiaries (as defined below) in the Protected Zones;

                  d. solicit any of the employees or independent contractors of the Company or its subsidiaries or induce any such persons to terminate their employment or contractual relationships with any such entities or take action contrary to the best interest of the Company; or

                  e. serve as an officer or director of, or hold an equity interest in, any entity engaged in any of the Protected Businesses in the Protected Zones.

For purposes of this Section 8, customers of the Company or its subsidiaries shall include those customers to whom the Company or its subsidiaries was providing products or services at the termination of Executive's employment, or had proposals outstanding for the provision of services, at the time of such termination.

                  8.2 Separate Covenants. The parties understand and agree that the noncompetition agreement set forth in this Section 8 shall be construed as a series of separate covenants not to compete: one covenant for each country, state and province within the Protected Zone, one for each separate line of business of the Company, and one for each month of the noncompetition period. If any restriction set forth in this Section 8 is held by a court of competent jurisdiction to be unenforceable with respect to one or more geographic areas, lines of business and/or months of duration, then Executive agrees, and hereby submits, to the reduction and limitation of such restriction to the minimal effect necessary so that the provisions of this Section 8 shall be enforceable.

                  8.3 Limitation. Nothing contained in this Agreement or in Exhibit B attached hereto shall prohibit Executive from utilizing his skill, acumen or experience after a termination of his employment with the Company in any business not in violation of this Section 8 at any location not in violation of this Section 8.

         9. Saving Provision. The Company and Executive agree and stipulate that the agreements set out in Sections 6 and 8 above are fair and reasonably necessary for the protection of the business, goodwill, confidential information, and other protectable interests of the Company in light of all of the facts and circumstances of the relationship between Executive and the Company. In the event a court of competent jurisdiction should decline to enforce those provisions, they shall be deemed to be modified to restrict Executive to the maximum extent which the court shall find enforceable; however, in no event shall the above provisions be deemed to be more restrictive to Executive than those contained herein.

         10. Injunctive Relief. Executive acknowledges that the breach or threatened breach of any of the nondisclosure or noncompetition covenants contained herein would give rise to irreparable injury to the Company which injury would be inadequately compensable in money damages. Accordingly, the Company may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. Executive further acknowledges and agrees that the agreements set out above are necessary for the protection of the Company's legitimate goodwill and business interests and are reasonable in scope and content.

         11. Enforcement. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action against the Company by Executive or against Executive by the Company, whether predicated on this Agreement or otherwise.

         12. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the State of South Carolina, without regard to conflict of law principles.

         13. Waiver of Breach. The waiver of any breach of any provision of this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

         14. Modification. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section. No waiver by either party or any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of at least a majority of the members of the Board of Directors of the Company then in office at the time of such modification or waiver, excluding Executive's vote as a director on such matters.

         15. Entirety. This Agreement, including any exhibits hereto, as it may be amended pursuant to the terms hereof, represents the complete and final agreement of the parties and shall control over any other statement, representation or agreement by the Company (e.g., as may appear in employment or policy manuals). This Agreement supersedes in its entirety any prior negotiations, discussions or agreements, either written or oral, between the parties with regard or relating to the employment of Executive by the Company.

         16. Survival. The provisions of this Agreement relating to post-termination compensation (including, without limitation, the Severance Payment and related rights), confidentiality and noncompetition shall survive the expiration or termination of this Agreement.

         17.      Severability. Without in any way limiting the provisions of
Section 8.2, in case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed and reformed to the maximum extent permitted by law.

         18. Binding Effect; Successors. This Agreement shall inure to the benefit of Executive and his heirs, successors, personal representatives and assigns. Executive acknowledges that the services to be rendered by him thereunder are unique and personal in nature. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The Company shall have the right to assign or transfer this Agreement to any successor of all of its business or assets; provided, however, that the Company shall require any such successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         19. Arbitration. In the event of any dispute or claim arising out of or in connection with this Agreement or the enforcement of rights hereunder, such dispute or claim shall be submitted to binding arbitration in accordance with S.C. Code Ann. Section 15-48-10 et. seq., as amended, and the then current rules and procedures of the American Arbitration Association ("AAA"). The arbitrator shall be selected by an agreement of the parties to the dispute or claim from the panel of arbitrators selected by the AAA, or, if the parties cannot agree on an arbitrator within thirty (30) days after the notice of a party's desire to have a dispute settled by arbitration, then the arbitrator shall be selected by the AAA in Charleston, South Carolina. The arbitrator shall apply the laws of the State of South Carolina, without reference to rules of conflict of law or statutory rules of arbitration, to the merits of any dispute or claim. The determination reached in such arbitration shall be final and binding on all parties hereto without any right of appeal or further dispute. Execution of the determination by such arbitration may be sought in any court of competent jurisdiction.

         In the event of any arbitration as provided under this Agreement, or the enforcement of rights hereunder, the arbitrator shall have the authority to, but shall not be required to, award the prevailing party its costs and reasonable attorneys' fees.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the undersigned have executed this Employment and Noncompetition Agreement effective as of the day and year first set forth above.

                                    COMPANY:

                                    BLACKBAUD, INC.

                                    By: /s/ Marco W. Hellman
                                    ----------------------------------------
                                    Name: Marco W. Hellman
                                    Title: Chairman

                                    EXECUTIVE:

                                    /s/ Robert Sywolski
                                    ----------------------------------------
                                    Robert Sywolski

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                                    EXHIBIT B

                EMPLOYEE NONDISCLOSURE AND DEVELOPMENTS AGREEMENT

         THIS EMPLOYEE NONDISCLOSURE AND DEVELOPMENTS AGREEMENT IS made and entered into this 1st day of March, 2000, by and between Blackbaud, Inc., a South Carolina corporation (the "Company") and Robert Sywolski (the "Employee").

         WHEREAS, the Company desires to employ the Employee subject to the terms and conditions set forth herein; and

         Employee desires to be employed by the Company and is willing to agree to the terms and conditions set forth herein; and

         Employee understands that, in its business, the Company has developed and uses commercially valuable technical and nontechnical information and that, to guard the legitimate interests of the Company, it is necessary for the Company to keep such information confidential and to protect such information as trade secrets or by patent or copyright; and

         Employee recognizes that the computer programs, system documentation, manuals and other materials developed by the Company are the proprietary information of the Company, that the Company regards this information as valuable trade secrets and that its use and disclosure must be carefully controlled; and

         Employee further recognizes that, although some of the Company's customers and suppliers are well known, other customers, suppliers and prospective customers and suppliers are not so known, and the Company views the names and identities of these customers, suppliers and prospective customers and suppliers, as well as the content of any sales proposals, as being the Company's trade secrets; and

         Employee further recognizes that any ideas, software or company processes that presently are not being sold, and that therefore are not public knowledge, are considered trade secrets of the Company; and

         Employee understands that special hardware and/or software developed by the Company is subject to the Company's proprietary rights and that the Company may treat those developments, whether hardware or software, as either trade secrets, copyrighted material or patentable material, as applicable; and

         Employee understands that all such information is vital to the success of the Company's business and that Employee, through Employee's employment, has or may become acquainted with such information and may contribute to that information through inventions, discoveries, improvements, software development, or in some other manner;

         NOW, THEREFORE, in consideration of the foregoing premises and Employee's continuation of employment, the parties agree as follows:

         1. Employee will not at any time, whether during or after the termination of his employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party that the Company is under an obligation to keep confidential (including, but not limited to, trade secrets or confidential information respecting inventions, research, products, designs, methods, know-how, formulae, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing his duties as an employee of the Company, and Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner that may injure or cause loss to the Company.

         2. If at any time or times during Employee's employment, Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or that may be used in relation therewith, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and Employee shall promptly disclose to the Company each such Development and hereby assigns any rights Employee may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto to the Company. Upon the request of the Company, the Employee will execute and deliver all documents and do other acts which are or may be necessary to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain, extend and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such developments.

         3. During the Employee's employment, and for a period of one (1) year thereafter, the Employee will not solicit business from any person or entity to whom the Company or any of its affiliates has sold its products or services; nor shall the Employee contact, communicate with, solicit or attempt to recruit or hire, any employee of the Company or any of its affiliates with the intent or effect of inducing or encouraging said employee to leave the employ of the Company or any of its affiliates or to breach other obligations to the Company.

         4. Employee understands that this Agreement does not create an obligation on the Company or any other person or entity to continue Employee's employment.

         5. Employee represents that the Developments, if any, identified on Exhibit A attached hereto comprise all the unpatented and uncopyrighted Developments that Employee has made or conceived prior to or otherwise not in connection with Employee's employment by the Company, which Developments are excluded from this Agreement. Employee understands that it is necessary only to list the title and purpose of such Developments but not the details thereof.

                  Employee further represents that Employee's performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to

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keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee's employment by the Company. Employee has not entered into, and Employee agrees he will not enter into, any agreement either written or oral in conflict herewith.

         6. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

         7. Employee hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then exist.

         8. Employee's obligations under this Agreement shall survive the termination of Employee's employment regardless of the manner of such termination and shall be binding upon Employee's heirs, executors, administrators and legal representatives.

         9. The term "Company" shall include Blackbaud, Inc. and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. This Agreement may be amended only in a writing signed by each of the parties hereto.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina. This Agreement may be executed in counterparts, but all such counterparts shall together constitute one and the same instrument.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

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

         IN WITNESS WHEREOF, the undersigned have executed this Employee Nondisclosure and Developments Agreement as a sealed instrument as of the date first above written.

                                    EMPLOYEE:

                                    ___________________________________(SEAL)
                                    Robert Sywolski

                                    COMPANY:

                                    BLACKBAUD, INC.

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

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

                                    EXHIBIT A

                         PRIOR DEVELOPMENTS BY EMPLOYEE